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                                EXHIBIT (3)(n)

                 FORM OF AMENDMENT TO PRINCIPAL UNDERWRITING
                                   AGREEMENT
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                 AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT


Amendment to the Principal Underwriting Agreement, dated as of November 1, 1999, by and between AFSG Securities Corporation and Transamerica Occidental Life Insurance Company (the "Agreement").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   EXHIBIT A

              Transamerica Occidental Life Separate Account VUL-3
                             Separate Account VA G
                             Separate Account VA H
                            Separate Account VA-2L
                             Separate Account VA-5

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  May 1, 2002


AFSG Securities Corporation


By:     ______________________________
        Lisa A. Wachendorf

Title:  Vice President and
        Chief Compliance Officer


TRANSAMERICA OCCIDENTAL
LIFE INSURANCE COMPANY


By:     ______________________________
        Frank A. Camp

Title:  Vice President